CONSENT OF COUNSEL


We consent to the reference to our Firm under the caption "Legal Matters" in the Statement of Additional Information which forms a part of the Registration Statement.




                                      /S/ BLAZZARD, GRODD & HASENAUER, P.C.
                                      Blazzard, Grodd & Hasenauer, P.C.


April 26, 2001